                                 FEC LETTERHEAD

April 1, 1998

Moorgate Management Inc. (in formation)
C/O Douglas Seppala
DuMoulin Black
10th Floor - 595 Howe Street
Vancouver, BC V6C 2T5

Attention: Mr. Firoz Lakhani:
---------

Dear Mr. Lakhani:

RE: CONSULTING AGREEMENT WITH FEC
---------------------------------

Pursuant to our various meetings and discussions pertaining to the engagement of your services, this letter serves to confirm and acknowledge the arrangements reached between Moorgate Management, Inc. (in formation) and FEC.

1. Moorgate will provide ongoing consulting services to FEC on all matters relating to management, operation and corporate secretarial services. In addition, Moorgate will assist in compilation of material for the drafting and preparation of a corporate business plan and the 10SB filing with the SEC to enable FEC to become a reporting issuer.

2. Moorgate shall be paid an annual consulting fee of US $125,000 payable monthly. In addition to the consulting fee, FEC will also be responsible for any and all reasonable disbursements and out of pocket expenses incurred by Moorgate in the course of it providing the necessary services.

3. Since FEC is presently in a "start-up" mode, and is not adequately funded, we have agreed that the consulting fee due to Moorgate may, with mutual prior agreement, be accrued from time to time. Should any of the consulting fee be accrued, either Moorgate or Firoz Lakhani shall have the right to apply any or all of the accrued consulting fees, together with any outstanding disbursements toward exercise of any options that may be set by FEC either in the name of Moorgate or Firoz Lakhani.

4. The commencement date of your services shall be April 1, 1998 and be automatically renewed on each anniversary for one year, unless otherwise notified in writing.

5. Upon entering into this agreement, Moorgate shall be issued a signing bonus of 200,000 common shares of FEC subject to rules and regulations of SEC.

                                 FEC LETTERHEAD

6. As a further inducement, Moorgate shall be issued 400,000 warrants entitling the holder to purchase one common share of FEC for each warrant so issued at a purchase price of US $ 0.35. The warrants shall have a term of five (5) years commencing April 1, 1998 and expiring March 31, 2003. The Share Purchase Warrant Certificate shall be in the form attached hereto as Schedule "I".

7. Moorgate shall be solely responsible for all of its own corporate expenses, including but not limited to office rent, assistant or substitute and supplies that are used directly in the employee's work, etc.

Both parties hereby confirm and acknowledge that Moorgate Management Inc. is in the process of being formed and is not currently in existence; except that the name has been reserved. In the event Moorgate Management Inc. is not incorporated, for whatever reason, this agreement shall deem to be in the name of Firoz Lakhani, with Mr. Firoz Lakhani having full rights to assign this agreement to a management company of his choice.

Please review the foregoing and if the same accurately reflects our understanding, please be so good as to sign in the appropriate space below, confirming the above arrangement.

Kindly execute both copies of this letter agreement, retain the original for your files and return the enclosed copy to the writer's attention.

Yours truly,


FORTUNE ENTERTAINMENT CORPORATION

/s/ David B. Jackson
--------------------------------------
David B. Jackson
Chief Executive Office & Director

We, the undersigned, hereby acknowledge and confirm the above arrangement for consulting services for FEC.

                                        MOORGATE MANAGEMENT INC.

         April 01 / 1998                /s/ Firoz Lakhani
-------------------------------------   ----------------------------------------
Date                                    Firoz Lakhani
                                        (President)

         April 01 / 1998                /s/ Firoz Lakhani
-------------------------------------   ----------------------------------------
Date                                    Firoz Lakhani

Encl.

                                  SCHEDULE "I"
                                  ------------

                       SHARE PURCHASE WARRANT CERTIFICATE
                       ----------------------------------

                   WARRANT TO PURCHASE 400,000 COMMON SHARES
                                       OF
                       FORTUNE ENTERTAINMENT CORPORATION

         (Incorporated under the laws of the State of Delaware, U.S.A.)

                             SHARE PURCHASE WARRANT
                                (the "Warrant")

THIS SHARE PURCHASE WARRANT CERTIFICATE AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE CORPORATION HOWEVER, HEREBY COVENANTS AND UNDERTAKES TO EXERCISE ITS BEST EFFORT TO HAVE THE WARRANTS REGISTERED IN AN APPROPRIATE FORM SO THAT THE SHARES CAN BE ISSUED WITHOUT ANY TRADING RESTRICTONS.

THIS IS TO CERTIFY THAT for value received, Moorgate Management Inc. (the "Holder"), is entitled to purchase 400,000 fully paid and non-assessable shares of U.S. $0.0001 par value (each a "Share") in the common stock (the "Common Stock") of FORTUNE ENTERTAINMENT CORPORATION (the "Corporation") at any time up to 5:00 p.m. local time in the City of Vancouver, Province of British Columbia, on March 31, 2003 at a purchase price of U.S. $0.35 per Share.

1. The aforesaid right to purchase Shares may be exercised by the Holder at times and from time to time within the time period required herein before set out by (i) duly completing in the manner indicated and executing the subscription form attached hereto, (ii) surrendering this Warrant either to Continental Stock Transfer and Trust Company, at its principal office located in New York, New York, U.S.A. or to the Corporate Secretary of the Corporation, and, (iii) paying the appropriate purchase price for the Shares subscribed for together with the requisite share transfer tax, if any, either in cash or by certified cheque payable at par, in Vancouver, British Columbia, to the order of the Corporation. Upon said surrender and payment, the Corporation will issue to the Holder of the subscription form the number of Shares subscribed for and the said Holder will become a shareholder of the Corporation in respect of the Shares as of the date of such surrender and payment. Subject to the Terms and Conditions of this Warrant, the Corporation will, as soon as practicable after said surrender and payment, mail to the person or persons at the address or addresses specified in the subscription form a certificate or certificates evidencing the Shares subscribed for. If the Holder of this Warrant subscribes for a lesser number of Shares than the number of Shares referred to in this Warrant, the Holder shall be entitled to receive a further Warrant in respect of Shares not subscribed for.

2. The Holder may, at its sole discretion, transfer or assign the Share Purchase Warrants to another party or parties.

3. Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to 5:00 o'clock in the afternoon (Vancouver time) on March 31, 2003, and, from and after such time, this Warrant and all rights hereunder shall be void and of no value.

4. This warrant shall not constitute the Holder a member of the Corporation.

5. This Warrant is subject to the Terms and Conditions that are attached to this Warrant as Schedule "A".

6. Time shall be of the essence hereof.

IN WITNESS WHEREOF, FORTUNE ENTERTAINMENT CORPORATION has caused its common seal to be affixed and this Warrant to be signed by its authorized representative effective on this 1st day of April, 1998.

THE CORPORATE SEAL OF                   )
FORTUNE ENTERTAINMENT CORPORATION       )
Was affixed hereto in the presence of:  )
                                        )
                                        )
                                        )          c/s
--------------------------------------  )
Authorized Signatory                    )
                                        )
--------------------------------------  )
Authorized Signatory                    )

                              FORM OF SUBSCRIPTION
                              --------------------


To:     FORTUNE ENTERTAINMENT CORPORATION

And To: CONTINENTAL STOCK TRANSFER AND TRUST COMPANY OR THE CORPORATE SECRETARY
        OF FORTUNE ENTERTAINMENT CORPORATION

The undersigned holder of the attached Warrant hereby subscribes for____________ Shares of Common Stock of FORTUNE ENTERTAINMENT CORPORATION (again the "Corporation") pursuant to the attached Warrant at a purchase price of U.S. $0.35 per Share if subscribed for on or before 5:00 p.m. (Vancouver time) on March 31, 2003. This subscription is accompanied by a certified cheque or money order payable to, or to the order of, the Corporation for the whole amount of the purchase price of the said Shares, together with the amount of any issue tax that may be imposed on issue of such Shares (or if such tax has been paid, evidence satisfactory to the trustee of such payment).

The undersigned hereby directs that the said Shares be registered as follows:

Name in Full                Address                     Number of Shares

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

DATED this ____ day of __________,19__

In the presence of:

-------------------------------------   ---------------------------------------
Witness                                 Signature of Warrant Holder

Please print your name and address in full:

Name:
     ----------------------------------------

Address:
        -------------------------------------

        -------------------------------------

                                  SCHEDULE "A"
                              TERMS AND CONDITIONS
                                       OF
                                    WARRANTS

These are the Terms and Conditions that are attached to the Share Purchase Warrants issued by Fortune Entertainment Corporation.

                          ARTICLE ONE - INTERPRETATION

Section 1.01 - Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent:

a) "Corporation" means Fortune Entertainment Corporation until a successor corporation or its successor is present in Article 6;

b) "Corporations Auditors" means an independent firm of accountants duly appointed as auditors of the Corporation;

c) "Director" means a director of the Corporation for the time being, and reference, without more, to action by the directors of the Corporation as a board, or whenever duly empowered, action by an executive committee of the board;

d) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expressions "Article" or "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

e) "Issuance Date" means that date on which the Corporation issued the attached Warrants;

f) "person" means an individual, corporation, partnership, trustee or any unincorporated organization, and any words importing persons have a similar meaning;

g) "shares" means the U.S. $0.0001 par value common shares in the capital of the Corporation as constituted at the Issuance Date and any shares resulting from any subdivision or consolidation of the shares;

h) "Transfer Agent" means Continental Stock Transfer and Trust Company, of #2 Broadway, New York, New York, U.S.A., 10004;

i) "Warrants" means the Warrants of the Corporation issued and presently authorized, as set out in Section 2.01 and for the time being outstanding, and any other warrants made subject to these Terms and Conditions;

j) "Warrant Holders" or "Holders" means the bearers of the Warrants for the time being; and

k) words importing the singular number include the plural and vice-versa, and words importing the masculine gender include the feminine and neuter genders.

Section 1.02 - Interpretation Not Affected By Headings

The division of these Terms and Conditions into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect their construction of interpretation.

Section 1.03 - Applicable Law

The Warrants will be construed in accordance with the laws of British Columbia and will be treated in all respects as British Columbia contracts.

                        ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - Issue of Warrants

Warrants entitling the Holders thereof to purchase an aggregate of 400,000 shares and hereby authorized to be issued by the Corporation where one Warrant is required to purchase one share of the Corporation.

Section 2.02 - Additional Warrants

Nothing contained herein shall preclude the Corporation from time to time to make further equity or debt offerings and sell additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Issue In Substitution For Lost Warrants

(a) Subject to Section 2.03(b), if a Warrant is mutilated, lost, destroyed or stolen, the Corporation shall issue and deliver a new Warrant of like, date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for, and in place of, and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant. The substituted Warrant will be entitled to the benefit of these Terms and Conditions and rank equally in accordance with its terms with all other Warrants issued, or to be issued, by the Corporation.

(b) The applicant for the issue of a new Warrant will bear the cost of its issue and in case of loss, destruction or theft, furnish to the Corporation such evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen, as will be satisfactory to the Corporation in its discretion, and such applicant may also be required to furnish indemnity in an amount and form satisfactory to the Corporation, in its discretion, and will pay the reasonable charges of the Corporation.

Section 2.04 - Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder a member of the Corporation, nor entitle him to any right or interest except as expressly provided in the Warrant and herein.

                     ARTICLE THREE - OWNERSHIP AND TRANSFER

Section 3.01 - Exchange of Warrants

(a) Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Corporation, be exchanged for Warrants in any other authorized denomination, of the same class and date of expiry, entitling the Holder to purchase any equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.

(b) Warrants may be exchanged only at the office of the Transfer Agent or office of the Corporate Secretary of the Corporation and any Warrants tendered for exchange will be surrendered and cancelled.

Section 3.02 - Ownership and Transfer of Warrants

(a) The Corporation and Transfer Agent may deem and treat the registered holder of any Warrant as absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary.

(b) The registered holder of any Warrant will be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder and all persons may act accordingly, and the receipt of any such bearer for the shares will be a good discharge to the corporation and the Transfer Agent for the same and neither the Corporation nor the Transfer Agent will be bound to inquire into the title of any such bearer.

Section 3.03 - Notice to Warrant Holders

Any notice to be given to Warrant Holders will be deemed to be validly given on the date on which it has been published if such notice is published once in the City of Vancouver, such publication to be made in a daily newspaper in the English language of general circulation in such city.

                      ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise Warrants

The right to purchase shares conferred by the Warrants may be exercised, before its expiry time, by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque payable to or to the order of the Corporation, at par in such city as the Corporation may reside from time to time, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Transfer Agent at its principal office in the City of New York, or to the Corporate Secretary of the Corporation.

Section 4.02 - Effect of Exercise Warrants

As soon as practicable after surrender and payment, and subject to the Terms and Conditions set forth herein, the Corporation will cause to be delivered to the person or persons in whose name or names the shares subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered. Upon issuance, such person or persons shall be deemed to become the holder or holders of record of such shares on the date of surrender and payment.

Section 4.03 - Subscription For Less than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of shares less than the number that can be purchased pursuant to a Warrant, the Transfer Agent and/or the Corporation will endorse the Warrant, note the number of Warrants exercised and return the Warrant Certificate to the Holder or may issue a new Warrant in respect of the balance of the shares which the Holder was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

Section 4.04 - Warrants For Fractions of Shares

To the extend that the Holder of any Warrant is entitled to receive on the exercise or partial exercise, a fraction of a common share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitles the Holder to receive a whole number of such shares.

Section 4.05 - Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights will wholly cease and terminate and such Warrant will be void and of no effect.

Section 4.06 - Exercise Price

The price per share which must be paid to exercise a Warrant is as prescribed by resolution of the Board of Directors of the Corporation and set forth on the face of the Warrant Certificate.

Section 4.07 - Adjustment of Exercise Price

The exercise price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the events and in the manner following:

(a) in the event of any subdivision or subdivisions of the shares of the Corporation as such shares are constituted on the Issuance Date, at any time while the Warrants are outstanding, into a greater number of shares, the Corporation will deliver at the time of purchase of shares, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as a result from such subdivision or subdivisions without the bearer of the Warrant making any additional payment or giving any other consideration;

(b) in the event of any consolidation or consolidations of the shares of the Corporation as such shares are constituted on the Issuance Date, at any time while the Warrants are outstanding, into a lesser number of shares, the Corporation will deliver and the bearer will accept, at the time of purchase, in lieu of the number of shares in respect of which the right to purchase is then being exercised, the lesser number of shares as a result from such consolidation or consolidations;

(c) in the event of any change of the shares of the Corporation as such shares are constituted on the Issuance Date, at any time while the Warrants are outstanding, the Corporation will deliver at the time of purchase the number of shares of the appropriate class resulting from such change as the bearer would have been entitled to receive in respect of the number of shares so purchased, had the right to purchase been exercised before such change;

(d) in the event of any capital reorganization, reclassification or change of outstanding equity shares of the Corporation or in the event of any consolidation, merger or amalgamation of the Corporation with or into any other company, then the Holder of each Warrant then outstanding will have the right to purchase and receive, in lieu of the shares receivable upon the exercise of the rights represented by the Warrants, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger or amalgamation which the Holder of a number of shares equal to the number of shares receivable upon the exercise of the rights represented by the Warrants would have received as a result of such event but the subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares, whether with or without par value, will not be deemed to be a capital reorganization or a reclassification of the capital of the Corporation for the purposes of this paragraphs (d);

(e) if the Corporation, at any time while the Warrants are outstanding, pays any stock dividend or stock dividends upon the shares of the Corporation in respect of which the right to purchase is then given, the Corporation will deliver at the time of purchase of shares in addition to the number of shares in respect of which the right of purchase is then being exercised, the additional number of shares of the appropriate class as would have been payable on the shares so purchased as if they had been outstanding on the record date for the payment of such stock dividend;

(f) the adjustments provided for in this Section in the subscription rights pursuant to any Warrants are cumulative; and,

(g) the Corporation will not be required to issue fractional shares in satisfaction of its obligations but, if any fractional interest in a shares would, except for the provisions of this paragraph (g), be deliverable upon the exercise of Warrant, the Corporation will, at its option, in lieu of delivering a fractional share, satisfy the right to receive such fractional interest by payment to the Holder of such Warrant of an amount in cash equal, computed in the case of a fraction of a cent to the next lower cent, to the current market value of the right to subscribe for such fractional interest, computed on the basis of the last sale price of shares of the Corporation of the Nasdaq Bulletin Board preceding the day on which such exercise takes place.

Section 4.08 - Determination of Adjustments

If any questions arise with respect to the exercise price, such question will be conclusively determined by the Corporation's auditors, or, if they decline to act, any other national firm of Chartered Accountants, in Vancouver, that the Corporation may designate and who will have access to all appropriate records, and such determination will be binding upon the Corporation and the Holders of the Warrants.

                    ARTICLE FIVE - COVENANTS BY THE COMPANY

The Corporation will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase in the Warrants should the Holders of all the Warrants, from time to time outstanding, determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto.

            ARTICLE SIX - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 6.01 - Modification of Terms for Certain Purposes

From time to time the Corporation may modify these Terms and Conditions, for any one or more, or all of the following purposes:

(a) adding to or altering these provisions in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations; and making any modification in the form of the Warrants which does not affect their substance;

(b) for any other purpose, including the correction of rectification of any ambiguous, defective provisions, errors or omissions herein; or,

(c) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Corporation and in the Warrants contained as provided in this Article.

Section 6.02 - No Extension of Expiry Date

Notwithstanding Section 6.01, no modification will be made to the Expiry Date of Warrants without the prior consent of the Holder.